Form of Amendment to Employment Agreement

This Amendment No. [__] (this “Amendment”) to that certain Employment Agreement by and between ServiceNow, Inc. (the “Company”) and [______] (“Executive”), dated as of [_______] (as may be amended, supplemented or modified from time to time, the “Employment Agreement”), is made and entered into by and between the Company and Executive, effective as of January 1, 2025. Any capitalized term that is used but not otherwise defined in this Amendment shall have the meaning set forth in the Employment Agreement.

    In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.Section [__] of the Employment Agreement is hereby amended by deleting and replacing the language in such section to read as follows:

“a.    ‘Cause’ shall have the meaning it is given in the Severance Policy.”

2.Section [__] of the Employment Agreement is hereby amended by deleting and replacing the language in such section to read as follows:

“b.     ‘Change in Control’ shall have the meaning it is given in the Severance Policy.”

3.Section [__] of the Employment Agreement is hereby amended by deleting and replacing the language in such section to read as follows:

“f.    ‘Good Reason’ shall have the meaning it is given in the Severance Policy.”

4.Section [__] of the Employment Agreement is hereby amended by adding the following language at the end of such Section:

“g.    ‘Severance Policy’ shall mean the ServiceNow, Inc. Executive Severance Policy effective January 1, 2025.”

5.Section [__] of the Employment Agreement entitled “Effect of Termination of Employment and Non-Renewal of Agreement” is hereby amended by deleting and replacing the entirety of the language in such section with the following language:

“In the event of your termination of employment, you shall be entitled to the benefits and payments, if any, and subject to the terms and conditions, described in the Severance Policy.”

6.Section [__] of the Employment Agreement is hereby amended by deleting and replacing the entirety of the language in the section entitled “Parachute Payments” with the following:

“In the event that the severance and other benefits provided for under in this Agreement, the Severance Policy, or otherwise payable to you constitute “parachute payments” within the meaning of Section 280G of the Code, the payment of such amounts shall be governed by the Severance Policy.”

7.Except as expressly set forth in this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

8.This Amendment may be signed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

ServiceNow, Inc.
By: Russell Elmer Corporate Secretary

Executive
By: [Executive]